Exhibit 10.13

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of February 6, 2008, is by and between Harbinger Capital Partners Fund I, L.P. (the “Purchaser”), Motient Ventures Holding, Inc., a Delaware corporation (the “Seller”) and an indirect subsidiary of TerreStar Corporation, a Delaware corporation (the “Parent”), and the Parent.

WHEREAS, the Seller currently owns 14,407,343 shares of the non-voting common stock (the “Shares”) of SkyTerra Communications, Inc. (the “Issuer”); and

WHEREAS, the Purchaser wishes to purchase from the Seller, and the Seller wishes to transfer, assign and sell to the Purchaser, the Shares on the terms and conditions hereinafter set forth; and

WHEREAS, the Purchaser and Parent had orally agreed to a sale price of $5.30 per share on January 31, 2008, subject to the parties entering into a definitive agreement relating to the sale of the Shares.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

1. Sale of Shares.

1.1. Transfer of Shares, etc. The Seller agrees to sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser agrees to purchase and acquire from the Seller, on the Closing Date (as hereinafter defined), all right, title and interest of the Seller, legal or equitable, in and to the Shares, free and clear of all liens, claims and encumbrances. The transfer of the Shares on the Closing Date is absolute and is intended by the parties as a sale.

1.2. Deliveries on the Closing Date. On the Closing Date:

(a) The Purchaser will pay the purchase price for the Shares, which shall equal $5.30 per share (for an aggregate of $76,358,917.90) (the “Purchase Price”), to the Parent by wire transfer to the following account of legal counsel to Parent:

Bank: JP Morgan Chase Bank, Houston

Account Name: Andrews Kurth LLP Attorney Trust Account

Account#:

ABA#:

The Purchase Price shall be held by legal counsel to Parent until such time as the New Certificates (defined below) are delivered to Purchaser. Upon receiving confirmation from Purchaser that the New Certificates have been delivered, legal counsel to Parent shall be authorized to release the Purchase Price to Parent.

(b) The Seller will deliver to counsel to the Issuer the certificate representing the Shares, together with assignment and/or a stock power with instructions to deliver to Purchaser one or more certificates representing the Shares (the “New Certificates”), in such denominations and registered in such name or names as the Purchaser shall have specified to Seller prior to the Closing Date. Notwithstanding anything in this Agreement to the contrary, in the event the Purchaser has not received the New Certificates on or prior to the date which is seven (7) business days after the Closing Date, the Purchaser shall have the right to rescind the sale of the Shares contemplated by this Agreement by written notice to the Seller, in which case the parties hereto agree that immediately upon the request of Purchaser, the Seller shall (i) be obligated to cause its legal counsel to return the Purchase Price in full to the Purchaser within one (1) business day of receipt of such written notice that contains the wiring instructions of Purchaser, and (ii) have the right, without further action on the part of the Purchaser, to instruct the Issuer to reissue the certificate or certificates representing the Shares in the name of the Seller or such other party as the Seller shall determine in its sole discretion, and Purchaser agrees to take all commercially reasonable actions requested by Seller to effectuate such reissuance.

1.3. Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall be consummated on February 7, 2008, or such later date as the parties hereto shall mutually agree (the “Closing Date”). The Closing shall take place at 10:00 a.m. on the Closing Date at the offices of Andrews Kurth LLP, Austin, TX.

2. Representations, Warranties and Covenants of the Seller and the Parent. The Seller and the Parent, as applicable, hereby represent, warrant and covenant to Purchaser as follows:

2.1. Ownership of Shares. The Seller has good and marketable title to the Shares. On the Closing Date, upon the consummation of the transactions contemplated hereby, the Seller will have transferred to the Purchaser, and the Purchaser will have acquired, good and valid title to the Shares, free and clear of all liens, claims and encumbrances.

2.2. Authorization, etc. The Seller and the Parent have full corporate power, competence, capacity and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and the Parent. This Agreement constitutes a valid and binding agreement of the Seller and the Parent, assuming the due execution of the Agreement by the Purchaser, enforceable against the Seller and the Parent in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.3 No Conflict. The execution and delivery of this Agreement by the Seller and the Parent and the consummation of the transactions contemplated hereby will not (i) violate any law applicable to the Seller or the Parent or (ii) conflict with, violate or constitute a breach or default under any material agreements as to which Seller or the Parent is a party or to which the Shares are subject or require the consent of any third party.

2.4 Further Action. The Seller and the Parent agree to take, or cause to be taken, from and after the Closing Date, such further actions to execute, deliver and file, or cause to be executed, delivered and filed, such further documents and instruments as may be necessary in order to fully effectuate the purposes, terms and conditions of this Agreement, and the Seller and the Parent hereby agrees to cooperate fully in any such actions as the Purchaser shall request.

2.5 Absence of Restrictions. Other than the restrictions set forth in Section 3.2(g) below, neither the Seller nor, to the Seller’s knowledge, the Shares are subject to any contract, agreement or other understanding that will restrict the right of the Purchaser to sell or otherwise transfer the Shares or any interest in the Shares.

2.6 Registration Rights. Neither the Seller nor the Parent has any registration rights with respect to resale of the Shares.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to Seller and Parent as follows:

3.1. Authorization, etc. The Purchaser has full corporate power, competence, capacity and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes a valid and binding agreement of the Purchaser, assuming the due execution of the Agreement by the Seller, enforceable against the Purchaser in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.2. Purchase for Investment, etc. The Purchaser

(a) is an “accredited investor” as such term is defined under Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), and has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Securities;

(b) understands that ownership of the Shares involves substantial risk, is capable of bearing the economic risks associated with the investment in the Shares, has been provided access to the organizational documents of the Issuer and such other information and documents regarding the Issuer as are necessary in order to make a fully informed decision on whether or not to purchase the Shares and has been afforded an opportunity to ask questions of, and receive answers from, the Seller concerning the Shares and the Purchaser has performed its own due diligence in making the decision to invest in the Shares;

(d) is acquiring the Shares for its own account, for investment and not with a view to any “distribution” thereof within the meaning of the Securities Act, and has no present intention of selling, transferring, or otherwise distributing such securities;

(e) has been advised that the Shares have not been and are not being registered under the Securities Act, the Issuer is not obligated to and does not intend to register the Shares under the Securities Act and that the Seller, in transferring the Shares, is relying upon, among other things, the representations and warranties of the Purchaser in this Agreement in concluding that the transfer of the Shares will be exempt from the provisions of the Securities Act and the rules and regulations promulgated thereunder;

(f) understands that the Shares are subject to certain restrictions on transfer and that the Issuer may, as a condition to a permitted transfer of the Shares, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to the Issuer, to the effect that the proposed transfer does not result in violation of the Securities Act, unless such transfer is covered by an effective registration statement under the Securities Act or by Rule 144 under the Securities Act;

(g) understands that the Shares are non-voting shares of the Issuer’s common stock and Issuer has no obligation to exchange the Shares for voting shares of Issuer’s common stock;

(h) understands that the certificates evidencing the Shares may bear the following restrictive legend: “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to SkyTerra Communications, Inc. that such registration is not required”;

(i) is not acting as an underwriter (as such term is defined in the Securities Act) with respect to the Shares;

(j) has no obligation, indebtedness or commitment, nor to the Purchaser’s knowledge are any circumstances in existence, which will compel it to secure funds by the sale of any of the Shares, nor is it currently a party to any plan or undertaking which would require or contemplate that proceeds from the sale of all or any part of the Shares be utilized in connection therewith;

(k) does not anticipate making any sale or other distribution of the Shares upon the occurrence or non-occurrence of some predetermined event or upon the lapse of any particular period of time; and

(l) has not been induced to acquire the Shares by the use of advertisements or any form of public solicitation by the Issuer, Seller, or their respective agents or representatives, and it will pay, in addition to the purchase price being paid to Seller, only a reasonable and customary commission to Tejas Securities, Inc., in connection with the acquisition of the Shares.

3.3 No Conflict. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby will not conflict with, violate or constitute a breach or default under any of its material agreements.

3.4 Reliance. The Purchaser understands and acknowledges that Andrews Kurth LLP, counsel to Seller and Parent, is relying upon the truth and accuracy of the Purchaser’s factual statements, representations and warranties made herein in the issuance by Andrews Kurth LLP of its opinion to the Issuer regarding the sale of the Shares, a copy of which has been provided to counsel for Purchaser.

4. Indemnification.

4.1 Indemnification by Purchaser. Purchaser agrees that it shall indemnify and hold harmless the Seller or any of the Seller’s agents, officers, employees, registered representatives, directors, or control persons who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, from and against all claims, losses, liabilities and expenses (including, without limitation, reasonable attorney’s fees, judgments, fines and amounts paid in settlement), actually and reasonably incurred, arising out of or in connection with any breach of the representations and warranties made by such Purchaser to the Seller in this Agreement.

4.2. Indemnification by Seller. Seller agrees that it shall indemnify and hold harmless the Purchaser or any of the Purchaser’s agents, officers, employees, registered representatives, directors, or control persons who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, from and against all claims, losses, liabilities and expenses (including, without limitation, reasonable attorney’s fees, judgments, fines and amounts paid in settlement), actually and reasonably incurred, arising out of or in connection with any breach of the representations and warranties made by such Seller to the Purchaser in this Agreement.

5. Miscellaneous.

5.1 Counterparts. This Agreement may be executed in one or more counterparts, but all such counterparts shall constitute one and the same instrument.

5.2 Amendments; Non-assignability of Rights. This Agreement may be amended only with the prior written consent of the parties hereto.

5.3 Communications and Notices. Except as otherwise provided in this Agreement all communications and notices provided for in this Agreement shall be in writing and, if to the Seller, to TerreStar Corporation, One Discovery Square, 12010 Sunset Hills Road, 9th Floor, Reston, VA 20190 and, if to the Purchaser, Harbinger Capital Partners Fund I, L.P., 555 Madison Avenue, New York, NY 10022.

5.4 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of laws and rules thereof.

5.5 Integration and Severability. This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, under the laws of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby or under the laws of any other jurisdiction.

5.6. Legal Fees and Costs. In the event of any disputes or controversies arising from this Agreement or its interpretation, the party or parties prevailing in a court of competent jurisdiction, or receiving a settlement payment, will be entitled to receive reasonable legal fees and related costs and expenses.

5.7. Headings. The headings of the articles, sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

5.8. Survival. All representation, warranties and covenants contained in this Agreement shall survive indefinitely.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above stated.

PURCHASER

Harbinger Capital Partners Fund I, L.P.

By:	/s/ WILLIAM R. LUCAS, JR.
Name:	William R. Lucas, Jr.
Title:	Executive Vice President

SELLER

Motient Ventures Holding, Inc.

By:	/s/ JEFFREY W. EPSTEIN
Name:	Jeffrey W. Epstein
Title:	Secretary

PARENT

TerreStar Corporation

By:	/s/ JEFFREY W. EPSTEIN
Name:	Jeffrey W. Epstein
Title:	General Counsel